CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-130047) of Ingersoll-Rand Company Limited of our report dated June 28, 2013, relating to the financial statements of Ingersoll Rand Company Employee Savings Plan as of and for the years ended December 31, 2012 and 2011, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 28, 2013